UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2006

SALTY’S WAREHOUSE, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-130707	65-0855736

(State of Organization)	(Commission File Number)	(I.R.S. Employer
		Identification No.)

1088 South Pudong Road, Suite 1202, Shanghai, China 200120
(Address of Principal Executive Offices)

(021) 6888 0708

Registrants Telephone Number

1850 Southeast 17th Street, Suite 300, Ft. Lauderdale, FL		33316
(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SALTY’S WAREHOUSE, INC. Report on Form 8-K

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

(a) As of December 11, 2006, Salty’s Warehouse, Inc. has undergone a change in control related to a private transaction between shareholders.

On December 11, 2006, owners of an aggregate of 22,450,000 shares of common stock, of Salty’s Warehouse, Inc. (the “Company”); sold in a private transaction all of the shares held by them to a group of approximately 54 purchasers for a total sales price of $800,000 originated from the purchasing group.

As a result of this transaction, Mr. Guy Peckham has acquired 14,077,229 common shares representing 62.7% of the total issued and outstanding common shares.

Previously, Earl T. Shannon and Steven W. Hudson were “promoters” of Salty’s Warehouse as defined by the Securities and Exchange Commission. Earl T. Shannon and Steven W. Hudson each currently owned 5,250,000 shares of common stock of Salty’s Warehouse for a total of 10,500,000 shares which represented in the aggregate 57% of the issued and outstanding shares.

Earl T. Shannon, Steven W. Hudson, and Scott W. Bodenweber have agreed that 300,000 options issued on July 01, 2004 shall be cancelled as part of the transaction, leaving no remaining options outstanding.

Mr. Peckham will replace Messrs. Shannon, Hudson and Bodenweber on the Board of Directors of the Company. Mr. Peckham will be the sole board member and officer of Salty’s Warehouse. Mr. Peckham’s appointment as the sole director is effective ten days after a Schedule 14f-1 is delivered to our shareholders.

Salty’s Warehouse has not terminated existing operations nor acquired any existing business. We remain a shell company as the term is defined in Rule 12b-2 under the Exchange Act. Therefore, we incorporate by reference the disclosure contained in our Form SB-2/a filed August 11, 2006 and recent disclosure on Form 10QSB filed November 13, 2006 with the exception of the specific disclosure amended by or contained in this Form 8-K.

(b) The following table sets forth, as of December 11, 2006, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all directors and officers as a group.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of
			Class

	Guy Peckham
	President, CEO, Director
	6203 Lakeview Dr.
Common Stock	Calgary, Alberta Canada	14,077,299 shares	62.7%

	All directors and named
	executive officers as a group
Common Stock	(one person)	14,077,299 shares	62.7%

SALTY’S WAREHOUSE, INC. Report on Form 8-K

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On December 11, 2006, Salty’s Warehouse has appointed a new President, (CFO) Chief Executive Officer, Secretary and Director.

Guy Peckham, Age 43, has been appointed as the sole officer and Director of Salty’s Warehouse, appointment as sole director effective ten days after a Schedule 14f-1 is delivered to our shareholders.

Mr. Peckham brings a strong foundation of both operational experience and financial discipline to the Company. Mr. Peckham successfully built Canadian based Goodlife Brands into a CAD$128,000,000 business in annual sales employing over 550 employees across Canada before selling it in 2001. His responsibilities at Goodlife included the day to day management of the organization, developing and implementing strategies, preparing and reporting budgets and monthly/ quarterly results to the board of directors, recruitment of the executive and senior management team, the purchase and disposal of major assets as well as negotiating major purchase agreements with suppliers and sales programs with major customers. Mr Peckham developed the vision to consolidate a fragmented distribution market, by acquiring and merging and developing strategic alliances with other players in the market thus allowing the Goodlife to gain tremendous market share in a short period of time.

After negotiating the sale of GoodLife Brands, Mr. Peckham stepped in as an executive director with the Calneva Financial Group an integrated financial advisory firm specialized in linking high growth China based companies with foreign capital markets. Since joining Calneva he has split his time between Canada and China preparing candidate companies for public and private financing events. Mr. Peckham has worked with Shanghai-based online gaming company T2 and Shanghai-based digital signage network provider i-level Media Group.

EDUCATION: No formal degrees conferred.

RECENT EMPLOYMENT:

2003-2005 Management Consultant /T2CN Holdings Ltd/T2 Entertainment (China)Ltd

Worked with management and Founders in structuring business for public markets in North America. Worked with founders in hiring key management personal and negotiating successful license agreements for new game business. Worked with BDO Dunwoody in audit needs for public listing. Worked with China and US law firms to successfully acquire and invest in complementary business units for company.

Coordinated and managed capital raise for company of 5.9 million US to help grow company to one of top five in China.

2001-2003 Owner/Director of Finance/Calgary Roughnecks Ltd.

Helped management and founders restructure company and implement growth plans in order to put company into profitable situation.

1999 – 2001
President / Owner Goodlife Brands ltd.
Sales Volume: $128,000,000
Employees: 550
Facilities: Ice Cream Plant Neepawa, Distribution Center Winnipeg, 21 Depots in Western Canada and Maritimes
Equipment: 210 Delivery Trucks

SALTY’S WAREHOUSE, INC. Report on Form 8-K

The Company:

Goodlife Brands Ltd. was made up of 2 divisions (Goodlife Foods and McSweeney’s Plus Distribution).

McSweeney’s Plus Distribution was the largest distributor of refrigerated snack foods in Western Canada and the Maritimes. Products included Beef Jerk, Pepperoni, Cooked Deli Meats, Cheese, Pastries and Sandwiches. The majority of the items were marketed and sold under the McSweeney’s brand. Major customers included Shell Oil, Irving Oil, and Petro Canada, 7/Elven and Macs.

Goodlife Foods was formerly known as Schwans Canada. Goodlife foods offered Western Canada customers direct to home gourmet frozen, entries, desserts and ice cream.

Responsibilities:

Responsibilities included the day to day management of the organization. Developing and implementing the strategic and business plan. Preparing and reporting budgets and monthly/ quarterly results to the board of directors. Recruitment of the executive and senior management team. Purchase and disposal of major assets. Negotiate major purchase agreements with suppliers. Negotiate sales programs with major customers.

Key Accomplishments:

Grew McSweeney’s Plus distribution from $700,000 in 1995 to over $43,000,000 in 2001. Developed the vision to consolidate the fragmented Convenience store distribution market, by acquiring and merging and developing strategic alliances with other players in the market. Thus allowing McSweeney’s the opportunity to service large corporate clients and gain tremendous market share in a short period of time.

Successfully completed the purchase of Swhans Canada in 2000. Successfully merged Schwans and McSweeney’s to create Goodlife Brands Ltd. Developed the infrastructure to support the growth of McSweeney’s and merger of Schwans. Launched Goodlife Foods to Western Canadian Consumers within 3 months of purchase.

Involvement in certain legal proceedings

During the past five years Mr. Peckham has not been a party to or executive officer of an entity that has filed any Bankruptcy petitions. Mr. Peckham in not been convicted nor involved in any current criminal proceedings. Nor has Mr. Peckham been held to have violated any State or Federal Securities laws.

There are no familial relationships among the officers and directors, nor are there any arrangements or understanding between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Compensation agreements

The Company has not executed a compensation agreement with Mr. Peckham at this time.

The resignations of the prior officers and board of directors are not related to any disagreement on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Salty’s Warehouse, Inc.

Date: December 13, 2006	By:	\s\ Guy Peckham, President

		Name:	Guy Peckham
		Title:	President Secretary and CFO